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                                                           EXHIBIT 2


                              AGREEMENT OF MERGER

                                    BETWEEN

                           NATIONAL AUTO CREDIT, INC.
                           (A DELAWARE CORPORATION),

                               NAC TRANSCO, INC.
                            (A DELAWARE CORPORATION)

                                      AND

                                 NEW NAC, INC.
                            (A DELAWARE CORPORATION)


                                    RECITALS

         A. NATIONAL AUTO CREDIT, INC. ("NAC") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to issue 30,000,000 shares of common stock, par value of $.05 per share ("NAC Common Stock"), of which 25,839,472 shares are issued and outstanding, and 2,000,000 shares of preferred stock, par value $.05 per share ("NAC Preferred Stock"), of which no shares are issued and outstanding.

         B. NAC Transco, Inc. ("Transco"), is a wholly owned subsidiary of New NAC, Inc., a wholly owned subsidiary of NAC ("NEW NAC"). Both Transco and NEW NAC are duly organized, validly existing and in good standing under the laws of the State of Delaware. Transco is authorized to issue 1,500 shares of common stock, without par value (the "Transco Common Stock"), of which 100 shares are issued and outstanding and owned by NEW NAC. NEW NAC is authorized to issue 30,000,000 shares of common stock, par value $.05 per share ("NEW NAC Common Stock"), and 2,000,000 shares of preferred stock, par value $.05 per share ("NEW NAC Preferred Stock").

         C. The Board of Directors of each NAC and Transco (collectively, the "Constituent Corporations") has adopted resolutions approving this Agreement of Merger (the "Agreement") in accordance with Section 251(b) and (g) of the Delaware General Corporation Law (the "DGCL") without submitting the Agreement to their respective stockholders for approval.

                                   ARTICLE I
                                    GENERAL


         1.01 Merger and Surviving Corporation. Subject to the terms and provisions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.02 hereof) Transco shall be merged with and into NAC (the "Merger"). NAC shall be the
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surviving corporation of the Merger and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate corporate existence of Transco shall cease.

         1.02. Parties to Conversion and Exchange. The Constituent Corporations and NEW NAC shall effect the Merger in accordance with and subject to the terms of this Agreement.

         1.03. Effectiveness. This Agreement, and such other documents and instruments as are required by, and complying in all respects with, the DGCL shall be delivered to the appropriate state officials for filing. The Merger shall become effective upon the filing of this Agreement with the Secretary of State of the State of Delaware (the "Effective Time").

         1.04. Termination. This Agreement may be terminated at any time prior to the Effective Time by any of the Constituent Corporations and NEW NAC by written notice to the other Constituent Corporations and NEW NAC, as the case may be, prior to the Effective Time.

         1.05. Amendment. This Agreement may be amended by the written agreement of the Constituent Corporations and NEW NAC, to the extent permitted by law, at any time prior to the Effective Time.


                                   ARTICLE II
                                 CAPITAL STOCK

         2.01. Merger. At the Effective Time, each share of NAC Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into one share of NEW NAC Common Stock and each share of NEW NAC Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into one share of NAC Common Stock. No shares of NAC Common Stock shall cease to exist by reason of such conversion and exchange and all shares of NAC Common Stock held in treasury by NAC prior to the conversion and exchange shall become shares of NEW NAC Common Stock likewise held by NEW NAC.

         2.02. Certificates. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of NAC Common Stock may, but shall not be required to, surrender the same to NEW NAC for issuance of a new certificate or certificates in such holder's name or for transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of NEW NAC. Without any further action on the part of NAC or NEW NAC, each outstanding certificate which, immediately before the Effective Time, represented NAC Common Stock, shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of NEW NAC Common Stock as though a surrender or transfer and exchange had taken place.





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         2.03.   Cancellation of Transco Common Stock Held by NEW NAC.
Immediately upon the Effective Time, each share of Transco Common Stock issued and outstanding immediately before the Effective Time shall be canceled and all rights in respect thereof shall cease. NEW NAC, as the sole holder of such Transco Common Stock, consents to such cancellation.

                                  ARTICLE III

         3.01. Certificate of Incorporation, By-Laws, Directors and Officers of NAC. At the Effective Time, the Certificate of Incorporation, By-Laws, directors and officers of NAC, immediately prior to the effective time shall be the Certificate of Incorporation, By- Laws, directors and officers of NAC, except that Article FIRST shall be amended and restated as follows:

                FIRST: The name of the Corporation is ARAC, Inc.





                     [THIS SPACE LEFT BLANK INTENTIONALLY]





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of
Merger as of December 27, 1995.


                               NATIONAL AUTO CREDIT, INC.

                               By: /s/ Sam J. Frankino
                                   _____________________________________
                                   Name: Sam J. Frankino
                                   Title:      Chairman of the Board

                               NAC TRANSCO, INC.

                               By: /s/ Sam J. Frankino
                                   ____________________________________________
                                   Name: Sam J. Frankino
                                   Title:      Chairman of the Board

                               NEW NAC, INC.

                               By: /s/ Sam J. Frankino
                                   ____________________________________________
                                   Name: Sam J. Frankino
                                   Title:      Chairman of the Board


Each of the undersigned hereby certifies that the above Agreement of Merger has been adopted pursuant to Section 251(g) of the Delaware General Corporation Law, as amended, and that the conditions specified in the first sentence of such Section 251(g) have been satisfied.

 /s/ Thomas J. Dostart                     /S/ Thomas J. Dostart
_____________________________________     ______________________________________
Name:   Thomas J. Dostart                 Name: Thomas J. Dostart
Secretary, National Auto Credit, Inc.     Secretary, NAC Transco, Inc.

        December 27, 1995                       December 27, 1995
Date:   _____________________________     Date: ________________________________



/s/ Thomas J. Dostart
_____________________________________
Name:   Thomas J. Dostart
Secretary, New NAC, Inc.

        December 27, 1995
Date:   _____________________________





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